Exhibit 5.1

2049 Century Park East Los Angeles, CA 90067 United States +1 310 552 4200 www.kirkland.com

July 13, 2023

Ares Management Corporation
2000 Avenue of the Stars
12th Floor
Los Angeles, CA 90067

Re: Ares Management Corporation 2023 Equity Incentive Plan

Ladies and Gentlemen:

We are acting as counsel to Ares Management Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), of a post-effective amendment on Form S-8 (as amended or supplemented, the “Post-Effective Amendment”) to (i) the Registration Statement on Form S-8 (File No. 333-195627) filed with the Commission on May 1, 2014, (ii) the Registration Statement on Form S-8 (File No. 333-202901) filed with the Commission on March 20, 2015, (iii) the Registration Statement on Form S-8 (File No. 333-218063) filed with the Commission on May 17, 2017, (iv) the Registration Statement on Form S-8 (File No. 333-225271) filed with the Commission on May 30, 2018 and a post-effective amendment to such Registration Statement (File No. 333-225271) filed with the Commission on November 26, 2018, (v) the Registration Statement on Form S-8 (File No. 333-233394) filed with the Commission on August 21, 2019, (vi) the Registration Statement on Form S-8 (File No. 333-246350) filed with the Commission on August 14, 2020, (vii) the Registration Statement on Form S-8 (File No. 333-258777) filed with the Commission on August 13, 2021 and (viii) the Registration Statement on Form S-8 (File No. 333-266785) filed with the Commission on August 11, 2022, to be filed with the Commission on or about the date hereof under the Securities Act, relating to 32,444,942 shares (the “2014 Plan Shares”) of Class A common stock of the Company, par value $0.01 per share (the “Common Shares”), that remained available for issuance under the Ares Management Corporation Third Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”) as of the date hereof and authorized for issuance under the Ares Management Corporation 2023 Equity Incentive Plan (the “Plan”). The 2014 Plan Shares are to be issued by the Company upon grant, vesting or exercise of certain share-based awards (the “Awards”) granted and to be granted pursuant to the Plan.

On April 25, 2023, the Board of Directors of the Company approved the Plan, which was subsequently approved by the Company’s stockholders on June 12, 2023. The Plan authorizes for issuance 69,122,318 shares of Common Stock (which includes 36,677,376 shares of Common Stock authorized for issuance under the Plan) plus, pursuant to the “evergreen” provision of the Plan, the total number of shares

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of Common Stock subject to the Plan shall be increased on the first day of each fiscal year beginning in calendar year 2024 by a number of shares of Common Stock pursuant to a specified formula.

As such counsel, we have participated in the preparation of the Post-Effective Amendment and have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the certificate of incorporation of the Company; (ii) the bylaws of the Company; (iii) the resolutions of the Board of Directors of the Company; and (iv) the Post-Effective Amendment together with the exhibits filed as a part thereof.

We have made such examination of law as we have deemed necessary or advisable to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion that, assuming no change in the applicable law or pertinent facts, any 2014 Plan Shares that may be issued and delivered pursuant to the Plan have been duly authorized and, when and to the extent issued in accordance with the terms of the Awards and the Plan, including payment of any applicable exercise price therefor, will be validly issued, and holders of the Common Shares will have no obligation to make payments or contributions to the Company or its creditors solely by reason of their ownership of the Common Shares.

This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. This opinion is rendered as of the date hereof, and we disclaim any obligation to advise you of any changes in applicable law or any other facts, circumstances, events, developments or other matters that may come to our attention after the date hereof that may alter, affect or modify the opinion expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Post-Effective Amendment. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Kirkland & Ellis LLP